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                                                                  Exhibit 99.(A)

                           UNO RESTAURANT CORPORATION

                       1997 KEY OFFICER STOCK OPTION PLAN

SECTION I.  PURPOSE OF THE PLAN.

     The purposes of this Uno Restaurant Corporation 1997 Key Officer Stock Option Plan (the "Key Officer Plan") are (i) to provide long-term incentives and rewards to the key officers (the "Participants") of Uno Restaurant Corporation (the "Corporation") who are in a position to contribute to the long-term success and growth of the Corporation and its subsidiaries, (ii) to assist the Corporation in retaining and attracting officers with requisite experience and ability, and (iii) to associate more closely the interests of such officers with those of the Corporation's stockholders.

SECTION II.  DEFINITIONS.

     "Code" is the Internal Revenue Code of 1986, as it may be amended from time to time.

     "Common Stock" is the common stock, $.01 par value, of the Corporation.

     "Committee" is defined in Section III, paragraph (a).

     "Corporation" is defined in Section I.

     "Corporation ISOs" are all stock options (including Plan ISOs) which (i) are Incentive Stock Options and (ii) are granted under any plans (including this Key Officer Plan) of the Corporation, a Parent Corporation and/or a Subsidiary Corporation.

     "Exchange Act" is the Securities Exchange Act of 1934, as amended.

     "Fair Market Value" of any property is the value of the property as reasonably determined by the Committee.

     "Incentive Stock Option" is a stock option which is treated as an incentive stock option under Section 422 of the Code.

     "Key Officer Plan" is defined in Section I.

     "Non-Employee Directors" has the meaning provided in Rule 16b-3(b) under the Exchange Act.

     "Nonqualified Option" is a Stock Option which does not qualify as an Incentive Stock Option or for which the Committee provides, in the terms of such option and at the time such option is granted, that the option shall not be treated as an Incentive Stock Option.

     "Parent Corporation" has the meaning provided in Section 424(e) of the Code.

     "Participants" is defined in Section I.

     "Permanent and Total Disability" has the meaning provided in Section 22(e)(3) of the Code.

     "Plan ISOs" are Stock Options which are Incentive Stock Options.

     "Section 16" means Section 16 of the Exchange Act, or any similar or successor statute, and any rules, regulations, or policies adopted or applied thereunder.


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     "Stockholder Approval" means the affirmative vote of at least a majority of the shares of Common Stock present and entitled to vote at a duly held meeting of the stockholders of the Corporation, unless a greater vote is required by state law or is necessary to make an exemption available under Section 16, in which case such greater requirement shall apply. Stockholder approval may be obtained by written consent or other means, to the extent permitted by applicable state law.

     "Stock Options" are rights granted pursuant to this Key Officer Plan to purchase shares of Common Stock at a fixed price.

     "Subsidiary Corporation" has the meaning provided in Section 424(f) of the Code.

     "Ten Percent Stockholder" means, with respect to a Plan ISO, any individual who directly or indirectly owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or any Parent Corporation or any Subsidiary Corporation at the time such Plan ISO is granted.

SECTION III.  ADMINISTRATION.

     (a) The Committee. This Key Officer Plan shall be administered by a committee designated by the Board of Directors of the Corporation, which shall consist, at the discretion of the Board of Directors, of either (i) two or more Non-Employee Directors designated by the Board of Directors, or (ii) all of the members of the Board of Directors (the administering body is hereafter referred to as the "Committee"). The Committee shall serve at the pleasure of the Board of Directors, which may from time to time, and in its sole discretion, discharge any member, appoint additional new members in substitution for those previously appointed and/or fill vacancies however caused. A majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present shall be deemed the action of the Committee.

     (b) Authority and Discretion of the Committee. Subject to the express provisions of this Key Officer Plan and provided that all actions taken shall be consistent with the purposes of this Key Officer Plan, and subject to ratification by the Board of Directors only if required by applicable law, the Committee shall have full and complete authority and the sole discretion to: (i) determine those persons who shall constitute officers eligible to be Participants; (ii) select the Participants to whom Stock Options shall be granted under this Key Officer Plan; (iii) determine the size and the form of the Stock Options, if any, to be granted to any Participant; (iv) determine the time or times such Stock Options shall be granted including the grant of Stock Options in connection with other awards made, or compensation paid, to the Participant; (v) establish the terms and conditions upon which such Stock Options may be exercised, including the exercise of Stock Options in connection with other awards made, or compensation paid, to the Participant; (vi) make or alter any restrictions and conditions upon such Stock Options and the Common Stock received on exercise thereof, including, but not limited to, providing for limitations on the Participant's right to keep any Common Stock received on termination of employment; (vii) determine whether the Participant or the Corporation has achieved any goals or otherwise satisfied any conditions or requirements that may be imposed on or related to the exercise of Stock Options; and (viii) adopt such rules and regulations, establish, define and/or interpret these and any other terms and conditions, and make all determinations (which may be on a case-by-case basis) deemed necessary or desirable for the administration of this Key Officer Plan.

     (c) Applicable Law. This Key Officer Plan, and all Stock Options shall be governed by the law of the state in which the Corporation is incorporated.

SECTION IV.  TERMS OF STOCK OPTIONS.

     (a) Agreements. Stock Options shall be evidenced by a written agreement between the Corporation and the Participant awarded the Stock Option. This agreement shall be in such form, and contain such terms


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and conditions (not inconsistent with this Key Officer Plan) as the Committee may determine. If the Stock Option described therein is not intended to be an Incentive Stock Option, but otherwise qualifies as an Incentive Stock Option, the agreement shall include the following, or a similar, statement: "This stock option is not intended to be an Incentive Stock Option, as that term is described in Section 422 of the Internal Revenue Code of 1986, as amended."

     (b) Term. Stock Options shall be for such periods as may be determined by the Committee, provided that in the case of Plan ISOs, the term of any such Plan ISO shall not extend beyond three months after the time the Participant ceases to be an employee of the Corporation. Notwithstanding the foregoing, the Committee may provide in a Plan ISO that in the event of the Permanent and Total Disability or death of the Participant, the Plan ISO may be exercised by the Participant or his estate (if applicable) for a period of up to one year after the date of such Permanent and Total Disability or Death. In no event may a Plan ISO be exercisable (including provisions, if any, for exercise in installments) subsequent to ten years after the date of grant, or, in the case of Plan ISOs granted to Ten Percent Stockholders, more than five years after the date of grant.

     (c) Purchase Price. The purchase price of shares purchased pursuant to any Stock Option shall be determined by the Committee, and shall be paid by the Participant or other person permitted to exercise the Stock Option in full upon exercise, (i) in cash or by check payable to the order of the Corporation, (ii) by delivery of shares of Common Stock (valued at their Fair Market Value on the date of such exercise), including by way of so-called "cashless exercise" and the netting of the number of shares subject to the Stock Option having an aggregate Fair Market Value equal to the purchase price, (iii) by delivery of any other property (valued at its Fair Market Value on the date of such exercise), or (iv) by delivery of any combination of cash, stock and other property, with any payment made pursuant to subparagraphs (ii), (iii) or (iv) only as permitted by the Committee, in its sole discretion. In no event will the purchase price of Common Stock be less than the par value of the Common Stock. Furthermore, the purchase price of Common Stock subject to a Plan ISO shall not be less than the Fair Market Value of the Common Stock on the date of the issuance of the Plan ISO, provided that in the case of Plan ISOs granted to Ten Percent Stockholders, the purchase price shall not be less than 110% of the Fair Market Value of the Common Stock on the date of issuance of the Plan ISO.

     (d) Further Restrictions as to Incentive Stock Options. To the extent that the aggregate Fair Market Value of Common Stock with respect to which Corporation ISOs (determined without regard to this paragraph) are exercisable for the first time by any Participant during any calendar year exceeds $100,000, such Corporation ISOs shall be treated as Nonqualified Options. For the purpose of this limitation, stock options shall be taken into account in the order granted, and the Committee may designate that portion of any Corporation ISO that shall be treated as a Nonqualified Option in the event that the provisions of this paragraph apply to a portion of any stock option, unless otherwise required by the Code or regulations of the Internal Revenue Service. The designation described in the preceding sentence may be made at such time as the Committee considers appropriate, including after the issuance of the stock option or at the time of its exercise. For the purpose of this paragraph, Fair Market Value shall be determined as of the time the stock option with respect to such Common Stock is granted.

     (e) Restrictions. Stock Options granted under the Key Officer Plan may not be assigned or transferred except by will or the laws of descent and distribution or pursuant to a "qualified domestic relations order" as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended. At the discretion of the Committee, the Common Stock issued pursuant to the Stock Options granted hereunder may be subject to restrictions on vesting or transferability.

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     (f) Withholding of Taxes.  Pursuant to applicable federal, state, local or foreign laws, the Corporation may be required to collect income or other taxes upon the grant of a Stock Option to, or exercise of a Stock Option by, a Participant. The Corporation may require, as a condition to the exercise of a Stock Option, or demand, at such other time as it may consider appropriate, that the Participant pay the Corporation the amount of any taxes which the Corporation may determine is required to be withheld or collected, and the Participant shall comply with the requirement or demand of the Corporation. In its discretion, the Corporation may withhold shares of Common Stock to be received upon exercise of a Stock Option if it deems this an appropriate method for withholding or collecting taxes.

     (g) Securities Law Compliance. Upon exercise (or partial exercise) of a Stock Option, the Participant or other holder of the Stock Option shall make such representations and furnish such information as may, in the opinion of counsel for the Corporation, be appropriate to permit the Corporation to issue or transfer shares of Common Stock in compliance with the provisions of applicable federal or state securities laws. The Committee, in its discretion, may postpone the issuance and delivery of shares of Common Stock upon any exercise of Stock Options until completion of such registration or other qualification of such shares under any federal or state laws, or stock exchange listing, as the Committee may consider appropriate. Furthermore, the Corporation is not obligated to register or qualify the shares of Common Stock to be issued upon exercise of a Stock Option under federal or state securities laws (or to register or qualify them at any time thereafter), and it may refuse to issue such shares if, in the sole discretion of the Committee, registration or exemption from registration is not practical or available. The Corporation may require that prior to the issuance or transfer of shares of Common Stock upon exercise of a Stock Option, the Participant enter into a written agreement to comply with any restrictions on subsequent disposition or otherwise that the Committee deems necessary or advisable under any applicable federal and state securities laws. Certificates representing shares of Common Stock issued hereunder may bear a legend reflecting such restrictions.

     (h) Right to Stock Option. No employee of the Corporation or any other person shall have any claim or right to be a Participant in this Key Officer Plan or to be granted a Stock Option hereunder. Neither this Key Officer Plan nor any action taken hereunder shall be construed as giving any person any right to be retained in the employ of the Corporation. Nothing contained hereunder shall be construed as giving any person any equity or interest of any kind in any assets of the Corporation or creating a trust of any kind or a fiduciary relationship of any kind between the Corporation and any such person. The holder of a Stock Option shall have no rights as a stockholder with respect to any shares of Common Stock covered by the Stock Option (including, without limitation, any rights to receive dividends or noncash distributions with respect to such shares until the date of issue of a stock certificate to such holder for such shares). As to any claim for any unpaid amounts under this Key Officer Plan, any person having a claim for payments shall be an unsecured creditor.

     (i) Indemnity. Neither the Board of Directors nor the Committee, nor any members of either, nor any employees of the Corporation or any parent, subsidiary, or other affiliate, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with their responsibilities with respect to this Key Officer Plan, and the Corporation hereby agrees to indemnify the members of the Board of Directors, the members of the Committee, and the employees of the Corporation and its Parent Corporation and Subsidiary Corporation in respect of any claim, loss, damage, or expense (including reasonable counsel fees) arising from any such act, omission, interpretation, construction or determination to the full extent permitted by law.

     (j) Participation by Foreigners. Without amending this Key Officer Plan, except to the extent required by the Code in the case of Incentive Stock Options, the Committee may modify grants made to Participants who are foreign nationals or employed outside the United States so as to recognize differences in local law, tax policy, or custom.

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SECTION V.  AMENDMENT AND TERMINATION; ADJUSTMENTS UPON CHANGES IN STOCK.

     The Board of Directors of the Corporation may at any time, and from time to time, amend, suspend or terminate this Key Officer Plan or any portion thereof, provided that no amendment shall be made without Stockholder Approval if such approval is necessary to comply with any applicable requirement of the Code, any applicable rules or regulations of the Securities and Exchange Commission, including any exemption from Section 16 (or any successor rule thereunder), or the rules and regulations of the New York Stock Exchange or any other exchange or stock market on which the Corporation's securities are listed or quoted. Except as provided herein, no amendment, suspension or termination of this Key Officer Plan may affect the rights of a Participant to whom a Stock Option has been granted without such Participant's consent. The Committee is specifically authorized to convert, in its discretion, the unexercised portion of any Plan ISO granted to a Participant to a Non-Qualified Option at any time prior to the exercise, in full, of such Plan ISO. If there shall be any change in the Common Stock through merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in the corporate structure of the Corporation, appropriate adjustments may be made by the Committee (or if the Corporation is not the surviving corporation in any such transaction, the Board of Directors of the surviving corporation, or its designee) in the aggregate number and kind of shares subject to this Key Officer Plan, and the number and kind of shares and the price per share subject to outstanding Stock Options, provided that such adjustment does not affect the qualification of any Plan ISO as an Incentive Stock Option. In connection with the foregoing, the Committee may issue new Stock Options in exchange for outstanding Stock Options.

SECTION VI.  SHARES OF COMMON STOCK SUBJECT TO THE PLAN.

     The number of shares of Common Stock that may be the subject of awards under this Key Officer Plan shall not exceed an aggregate of 1,000,000 shares. Shares to be delivered under this Key Officer Plan may be either authorized but unissued shares of Common Stock or treasury shares. Any shares subject to a Stock Option hereunder which for any reason terminates, is cancelled or otherwise expires unexercised, and any shares reacquired by the Corporation due to restrictions imposed on the shares, shares returned because payment is made hereunder in Common Stock of equivalent value rather than in cash, and/or shares reacquired from a recipient for any other reason shall, at such time, no longer count towards the aggregate number of shares which have been the subject of Stock Options issued hereunder, and such number of shares shall be subject to further awards under this Key Officer Plan, provided, first, that the total number of shares then eligible for award under this Key Officer Plan may not exceed the total specified in the first sentence of this Section VI, and second, that the number of shares subject to further awards shall not be increased in any way that would cause transactions pursuant to this Key Officer Plan or any Stock Option to not comply with the exemption from Section 16 set forth in Rule 16b-3 under the Exchange Act, if applicable to the Corporation.

SECTION VII.  EFFECTIVE DATE AND TERM OF THE KEY OFFICER PLAN.

     Provided there is Stockholder Approval on or before August 25, 1998, the effective date of this Key Officer Plan is August 27, 1997 (the "Effective Date") and awards under this Key Officer Plan may be made for a period of ten years commencing on the Effective Date. The period during which a Stock Option may be exercised may extend beyond that time as provided herein.

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